Coopers                            Coopers & Lybrand L.L.P.
& Lybrand
                                   a professional services firm





CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statement on Form S-8 for the Irwin Financial Corporation 1997 Stock Option Plan of our report dated January 17, 1997 on our audits of the consolidated financial statements of Irwin Financial Corporation as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996.


/s/ Coopers & Lybrand L.L.P.
----------------------------

Indianapolis, Indiana
April 30, 1997
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